Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-3 No. 333-269961) of OceanPal Inc., and
(2)	Registration Statement (Form F-3 No. 333-273073) of OceanPal Inc.;

of our report dated April 15, 2025, with respect to the consolidated financial statements of OceanPal Inc. included in this Annual Report (Form 20-F) of OceanPal Inc. for the year ended December 31, 2024.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
April 15, 2025